REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May __, 2007, is by and between VeruTEK Technologies, Inc., a Nevada corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as “Purchaser” and, collectively, as the “Purchasers”.

WHEREAS:

A. The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of May __, 2007 (the “Securities Purchase Agreement”), to issue and sell to each Purchaser named therein (A) a 6.0% Secured Convertible Note in the form attached to the Securities Purchase Agreement (each, a “Note” and, collectively, the “Notes”) and (B) a Warrant in the form attached to the Securities Purchase Agreement (each, a “Warrant” and, collectively, the “Warrants”).

B. The Notes are convertible, subject to the terms and conditions specified therein and in the Securities Purchase Agreement, into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Warrants are exercisable, subject to the terms and conditions specified therein and in the Securities Purchase Agreement, into shares of Common Stock (the “Warrant Shares”).

C. In order to induce each Purchaser to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws.

NOW, THEREFORE, in consideration of each Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Commission is closed or on which banks in the City of New York are authorized by law to be closed.

“Commission” means the Securities and Exchange Commission.

“Effective Date” means the date on which the Registration Statement is declared effective by the Commission.

“Filing Deadline” means the date that is the earliest of the following: (i) the date on which the Company files a registration statement covering any of its securities issued on or after the date of this Agreement; (ii) the date on which the Company is contractually required to file a registration statement covering any of its securities (other than the Registrable Securities) issued after the Closing Date; and (iii) the date that is the sixtieth (60th) calendar day following the Closing Date.

“Holder” means any person owning or having the right to acquire, through conversion of the Notes or exercise of the Warrants or otherwise, Registrable Securities, including initially each Purchaser and thereafter any permitted assignee thereof.

“Registrable Securities” means the Conversion Shares, the Warrant Shares, and any other shares of Common Stock issuable pursuant to the terms of the Note or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares and the Warrant Shares.

“Registration Deadline” means the earliest of the following: (i) the one hundred eightieth (180th) calendar day following the Closing Date, and (ii) the fifth (5th) Business Day after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement.

“Registration Statement” means a registration statement or statements of the Company prepared in compliance with the Securities Act and covering the Registrable Securities.

Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Securities Purchase Agreement.

2. REGISTRATION

(a) Filing of Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of a number of shares of Registrable Securities equal to one hundred and fifty percent (150%) of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (such number to be determined using the Conversion Price (as defined in the Notes) and Exercise Price (as defined in the Warrants) in effect on the date on which the Registration Statement is filed and without regard to any restriction on such conversion or exercise). Such Registration Statement shall include the Plan of Distribution attached hereto as Exhibit A. Such Registration Statement shall also state, to the extent permitted by Rule 416 under the Securities Act (“Rule 416”), that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Notes and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.

(b) Effectiveness. The Company shall use reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on with respect to a Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company will maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earliest to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 under the Securities Act (“Rule 144”), (ii) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) under the Securities Act (“Rule 144(k)”) or any successor provision and (iii) the date that is the second (2nd) anniversary of the Effective Date (the period beginning on the Closing Date and ending on the earliest to occur of (i), (ii) or (iii) above being referred to herein as the “Registration Period”).

(c) Registration Default. If (i) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (ii) after a Registration Statement has been declared effective by the Commission, sales of Registrable Securities (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)) cannot be made by a Holder under a Registration Statement for any reason not within the exclusive control of such Holder, or (iii) an amendment or supplement to a Registration Statement, or a new registration statement, required to be filed pursuant to the terms of Section 3(j) below, is not filed on or before the date required by such section (each of the foregoing clauses (i), (ii) and (iii) being referred to herein as a “Registration Default”), the Company shall make cash payments to each Holder equal to such Holder’s pro rata share (based on the aggregate number of Registrable Securities then held by or issuable to such Holder as of the occurrence of the Registration Deadline) equal to two percent (2%) of the aggregate Purchase Price paid by such Holder for such Holder’s Note and Warrants for each thirty (30) day period (pro rated for partial periods) in which a Registration Default exists. Notwithstanding any provision of this Agreement to the contrary, the Company shall be permitted to suspend the Registration Statement for one or more periods (provided that the aggregate length of such suspension shall not exceed ten (10) consecutive Business Days or an aggregate of twenty (20) Business Days in any 365 day period, with at least thirty (30) calendar days between each such suspension) the actions required under Section 2(a) of this Agreement to the extent that the Board of Directors of the Company concludes reasonably and in good faith that the disclosure of information in the prospectus is not in the best interest of the Company. Each such payment required to be made under this Section 2(c) shall be made within five (5) Business Days following the last day of each calendar month in which a Registration Default exists. Any such payment made following such five (5) Business Day window shall be subject to interest at the lower of ten percent (10%) and the maximum rate permitted by applicable law. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, the Securities Purchase Agreement, the Notes, or otherwise.

(d) Allocation of Conversion Shares and Warrant Shares. The initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of a Holder to convert such Holder’s Note or exercise such Holder’s Warrant as of such date). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

(e) Additional Registration Statements. The Purchasers acknowledge that the Commission has recently given enhanced scrutiny to registration statements attempting to register the resale of shares and warrant shares obtained by purchasers in private placements and that such Commission reviews have resulted in registrants being denied the use of Rule 415(a)(1)(i) under the Securities Act. Accordingly, notwithstanding anything herein to the contrary, the Purchasers agree that (i) the Company shall not be obligated to pay any amount of liquidated damages under Section 2(c) in the event the Registration Statement is not declared effective on or prior to the Registration Deadline solely as a result of or in connection with a determination by the Commission that either the Company or the Purchasers are ineligible to rely on Rule 415(a)(1)(i) under the Securities Act with respect to the registration of any of the Registrable Securities for resale by the Purchasers on a continuous or delayed basis; provided, that the Company shall thereafter use its commercially reasonable efforts to find alternative methods to register the Registrable Securities with the Commission for resale; and (ii) in the event the Company, after conducting a pre-filing conference with the Commission, if possible, reasonably determines that it is unable to, or it is inadvisable for the Company to attempt to, register all of the Registrable Securities in a single Registration Statement, the Company may elect to fulfill the registration requirements of this Section 2 by registering the Registrable Securities in two or more Registration Statements, provided that the Company shall use its best efforts to file each subsequent Registration Statement no later than the later of (A) 60 days following the date on which the last of the Registrable Securities registered under the preceding Registration Statement were sold or (B) six (6) months following the date on which the preceding Registration Statement was declared effective.

(f) Registration of Other Securities. During the period beginning on the date hereof and ending on the Effective Date, the Company shall refrain from filing any registration statement (other than (i) a Registration Statement filed hereunder, (ii) a registration statement on Form S-8 with respect to stock option plans and agreements and stock plans currently in effect and disclosed in the Securities Purchase Agreement or the schedules thereto, or (iii) a registration statement on Form S-4 with respect to an acquisition or other business combination involving the Company).

3. OBLIGATIONS OF THE COMPANY.

In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to each Registration Statement:

(a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution and further incorporating such additional information as may be reasonably requested by such Holder;

(b) at such time following the Closing that the Company is eligible to do so, use commercially reasonable efforts to secure the listing on the Principal Market of all Registrable Securities issuable upon conversion of the Notes and exercise of the Warrants, and at any Holder’s request, provide such Holder with reasonable evidence thereof;

(c) so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

(d) use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(e) notify each Holder immediately after becoming aware of the occurrence of (i) any request by the Commission or any other federal/state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information or (ii) any other event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The parties hereto acknowledge that the Company shall be permitted to suspend the Registration Statement for one or more periods (provided that the aggregate length of such suspension shall not exceed ten (10) consecutive Business Days or an aggregate of twenty (20) Business Days in any 365 day period, with at least thirty (30) calendar days between each such suspension) the actions required under Section 2(a) of this Agreement to the extent that the Board of Directors of the Company concludes reasonably and in good faith that the disclosure of information in the prospectus is not in the best interest of the Company;

(f) use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to notify each Holder immediately after becoming aware thereof and to use commercially reasonable efforts obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof. The parties hereto acknowledge that the Company shall be permitted to suspend the Registration Statement for one or more periods (provided that the aggregate length of such suspension shall not exceed ten (10) consecutive Business Days or an aggregate of twenty (20) Business Days in any 365 day period, with at least thirty (30) calendar days between each such suspension) the actions required under Section 2(a) of this Agreement to the extent that the Board of Directors of the Company concludes reasonably and in good faith that the disclosure of information in the prospectus is not in the best interest of the Company;

(g) furnish to each Holder, on the date that such Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, signed by an officer of or counsel to the Company and addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;

(h) provide to each Holder and its representatives the reasonable opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available during normal business hours and with reasonable advance notice its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

(i) permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company);

(j) in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred and twenty-five percent (125%) of the Registrable Securities issuable under the Notes and Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of any Holder to convert such Holder’s Note or exercise such Holder’s Warrant) the Company shall promptly amend such Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that such Registration Statement or such new registration statement, or both, covers no less than one hundred and fifty percent (150%) of the Registrable Securities eligible for resale thereunder and issuable under the Notes and Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at the time of such amendment or filing and without regard to any restriction on the ability of any Holder to convert such Holder’s Note or exercise such Holder’s Warrant). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this Section 3(j) shall state that, to the extent permitted by Rule 416, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(d) above;

(k) cause to be furnished to each Holder, upon request therefore, comfort letters from the Company’s independent auditors and/or outside counsel, with respect to such Holder’s status as an underwriter; and

(l) cause to be timely furnished to each Holder, earnings statements of the Company conforming to the requirements of Rule 158 under the Securities Act.

4. OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

(a) timely furnish to the Company (i) a completed Selling Shareholder Questionnaire attached hereto as Exhibit B and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b) upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 3(e) or withdrawal of the stop order referred to in Section 3(f), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d) notify the Company when it has sold all of the Registrable Securities held by it; and

(e) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

5. INDEMNIFICATION.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations"). Subject to Section 5(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) and (ii) shall not be available to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(c); and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 7(d).

(b) In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 5(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 5(c), such Holder will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 5(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 7(d).

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

6. REPORTS.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

7. MISCELLANEOUS.

(a) Expenses of Registration; Additional Covenants of the Company. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in Section 3(g) hereof, shall be borne by the Company. Except as otherwise agreed to by such Holder, the Company shall maintain in strict confidence, all information with respect to such Holder.

(b) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Note and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). Any amendment or waiver effected in accordance with this Section 7(b) shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

if to the Company:

VeruTEK Technologies, Inc.
628 Hebron Avenue
Building 2, Suite 505
Glastonbury, CT 06033
Telephone: (860) 790-0920
Facsimile: (860) 633-6501
Attention: John Collins, Ph.D.

with a copy (for informational purposes only) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725
Attention: Stephen M. Fleming

with a copy (for informational purposes only) to:

Milam Howard Nicandri Dees & Gillam, P.A.
14 East Bay Street
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725
Attention: Stephen M. Fleming

and if to the Holder, to the address and facsimile number as to which the Holder has notified the Company in writing.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(d) Assignment. Upon the transfer of any Note, Warrant or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement, the Notes or the Warrants, as applicable.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h) Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first-above written.

COMPANY: VERUTEK TECHNOLOGIES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first-above written.

PURCHASER:

Name of Purchaser:

By:
Name:
Title:

EXHIBIT A

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock, convertible notes or warrants and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT B

SELLING SHAREHOLDER QUESTIONNAIRE

VERUTEK TECHNOLOGIES, INC.

The undersigned beneficial owner of common stock, $______ par value per share (the “Common Stock”), of VeruTEK Technologies, Inc. (the “Company”), (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of ____, 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. The purpose of this Questionnaire is to facilitate the filing of the Registration Statement under the Securities Act that will permit you to resell the Registrable Securities in the future. The information supplied by you will be used in preparing the Registration Statement. A copy of the Registration Rights Agreement is available from the Company upon request as follows: VeruTEK Technologies, Inc., 628 Hebron Avenue, Building 2, Suite 505, Glastonbury, CT 06033, Telephone: (860) 790-0920, Attention: John Collins, Ph.D.. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Shareholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Shareholder:

Telephone:
Fax:
Contact Person:
E-mail address of Contact Person:

3.	Beneficial Ownership of Registrable Securities Issuable Pursuant to the Securities Purchase Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Securities Purchase Agreement:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐      No ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐      No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐      No ☐

Note:	If yes, provide a narrative explanation below:

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐      No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Securities Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the selling shareholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Exhibit A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement filed pursuant to the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in each Registration Statement filed pursuant to the Registration Rights Agreement and each related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ________________________	Beneficial Owner: ________________________

By:
Name:
Title: